As filed with the Securities and Exchange Commission on January 27, 2010

Registration Number 333-150925

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATLAS AMERICA PUBLIC #18-2008 PROGRAM
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1311
(Primary Standard Industrial Classification Code Number)

Not Applicable
(IRS Employer Identification Number)

Westpointe Corporate Center One
1550 Coraopolis Heights Road
Suite 300
Moon Township, Pennsylvania 15108
(412) 262-2830
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jack L. Hollander, Senior Vice President – Direct Participation Programs
Atlas Resources, LLC
Westpointe Corporate Center One, 1550 Coraopolis Heights Road
Suite 300, Moon Township, Pennsylvania 15108
(412) 262-2830
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

With a Copy to:
Wallace W. Kunzman, Jr., Esq.
Kunzman & Bollinger, Inc.
5100 N. Brookline
Suite 600
Oklahoma City, Oklahoma 73112

DEREGISTRATION

The undersigned hereby removes from registration 4,544.7 Investor General Partner Units (“Investor General Partner Units” means the investor general partner interests offered to Participants in the Program), 4,544.7 Converted Limited Partner Units (“Converted Limited Partner Units” means limited partner units into which the investor general partners automatically would have been converted by the managing general partner with no additional price paid by the investor), and 103.4 Limited Partner Units (“Limited Partner Units” means the limited partner interests offered to Participants in the Program) of the Registrant which remained unsold at the final closing on December 31, 2009 of the offering of Atlas Resources Public #18-2009(C) L.P., the third and final in a series of three limited partnerships in Atlas Resources Public #18-2008 Program.  Upon the deregistration of the unsold Units as set forth above, the Program will be terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moon Township, Pennsylvania on January 27, 2010.

ATLAS RESOURCES PUBLIC #18-2008 PROGRAM (Registrant)

	By:	Atlas Resources, LLC,
Managing General Partner

Jack L. Hollander, pursuant	By:	/s/ Jack L. Hollander
to the Registration Statement, has		Jack L. Hollander, Senior Vice President –
been granted Power of Attorney and is		Direct Participation Programs
signing on behalf of the names shown
below, in the capacities indicated.

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Freddie M. Kotek	President, Chief Executive Officer and Chairman of the Board of Directors	January 27, 2010
Frank P. Carolas	Executive Vice President – Land and Geology and a Director	January 27, 2010
Jeffrey C. Simmons	Executive Vice President – Operations and a Director	January 27, 2010
Matthew A. Jones	Chief Financial Officer	January 27, 2010
Sean P. McGrath	Chief Accounting Officer	January 27, 2010